UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2008

General DataComm Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8086	06-0853856
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

6 Rubber Avenue, Naugatuck, CT	06770
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203)-729-0271

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

Real Estate Mortgage

On December 8, 2008 the Company finalized an amendment of its subsidiary’s mortgage loan with Atlas Partners Mortgage Investors, LLC, for the purpose of extending the maturity of such mortgage loan from July 31, 2009 to July 31, 2010.  As consideration for the extension, the interest rate was increased effective January 1, 2009 to 30-day LIBOR plus 8% from 30-day LIBOR plus 6%, the minimum 30-day LIBOR was set at 4%, and an extension fee of $45,000 is payable August 1, 2009.  All other terms and conditions remain the same.

Receivable Sales

Pursuant to the Receivable Sales Agreement dated October 24, 2008, Howard S. Modlin, the Company’s Chief Executive Officer, has purchased an additional $230,625 in receivables.  The Company has indicated that, subject to Mr. Modlin’s agreement, it may sell additional receivables from time-to-time to Mr. Modlin but there can be no assurance of any such transactions or the extent thereof.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.2	First Omnibus Amendment to Loan Documents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General DataComm Industries, Inc.
(Registrant)

By: /S/ William G. Henry
William G. Henry
Vice President, Finance and
Principal Financial Officer

December 9, 2008